                                                                       EXHIBIT 3
                                                                      ----------

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma financial statements give effect to (i) the acquisition of MidCon by K N Energy, Inc. ("K N") (see K N's Report on Form 8-K dated January 5, 1998) ("the Acquisition") and (ii) the anticipated issuance (in a private offering not registered under the Securities Act of 1933, as amended) of $300 million of K N-Obligated Mandatorily Redeemable Capital Trust Pass-Through Securities of Subsidiary Trust ("the Capital Securities") and application of the net proceeds therefrom ($297 million) to the reduction of short-term debt. The unaudited pro forma condensed balance sheet as of September 30, 1997 is presented as if the Acquisition had occurred on that date. The unaudited pro forma condensed statements of income for the year ended December 31, 1996 and the nine months ended September 30, 1997 assume that the Acquisition occurred at the beginning of each such period. The Acquisition will be recorded as a purchase for accounting purposes and, accordingly, the assets acquired and liabilities assumed will be recorded at their estimated respective fair market values.

     The unaudited pro forma financial statements should be read in conjunction with the historical financial statements of K N and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in K N's 1996 Annual Report on Form 10-K and the historical financial statements of MidCon included in K N's Report on Form 8-K dated January 16, 1998. The unaudited pro forma condensed statements of income are not necessarily indicative of the financial results that would have occurred had the Acquisition been consummated on the dates indicated, nor are they necessarily indicative of future financial results. Results for the interim periods are not necessarily indicative of results to be expected for a full year.

     The pro forma adjustments are based on preliminary assumptions and estimates made by K N's management and do not reflect adjustments for anticipated operating efficiencies and cost savings which K N expects to achieve as a result of the Acquisition. The actual allocation of the consideration paid by K N for MidCon may differ from that reflected in the unaudited pro forma combined condensed financial statements after a more extensive review of the fair market values of the assets acquired and liabilities assumed has been completed. Amounts allocated will be based upon the estimated fair values at the closing date of the Acquisition, which amounts could vary significantly from the amounts at September 30, 1997.

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                                         ASSETS
                                                                      HISTORICAL                     PRO FORMA
                                                               -------------------------    ----------------------------
                                                               K N ENERGY      MIDCON       ADJUSTMENTS       COMBINED
                                                               ----------    -----------    -----------      -----------
Current Assets:
  Cash and Cash Equivalents..................................  $  18,819     $     6,278    $   (6,278) (a)  $    18,819
  Restricted Deposits........................................      6,448          30,678                          37,126
  Accounts Receivable........................................    192,523         448,916                         641,439
  Materials and Supplies.....................................     14,998          11,320                          26,318
  Gas in Underground Storage.................................     23,660          73,312                          96,972
  Prepaid Gas................................................      9,572              --                           9,572
  Other Prepaid Expenses.....................................     14,983           3,771                          18,754
  Net properties to be dividended, net of tax................         --         303,451      (303,451) (b)           --
  Gas Imbalances and Other...................................     70,995          91,316                         162,311
                                                               ----------    -----------    -----------      -----------
                                                                 351,998         969,042      (309,730)        1,011,310
Investments..................................................     75,197          53,498     1,398,600 (c)     1,527,295
Property, Plant and Equipment, at Cost.......................  1,861,679       7,049,437      (257,163) (d)    8,653,953
Less Accumulated Depreciation and Amortization...............   (542,905)     (1,617,826)                     (2,160,731)
                                                               ----------    -----------    -----------      -----------
Net Property, Plant and Equipment............................  1,318,774       5,431,611      (257,163)        6,493,222
Long-Term Receivable -- Occidental Petroleum.................         --          31,390       (31,390) (e)           --
Deferred Charges and Other Assets............................    106,488          24,972         3,000 (n)       134,460
                                                               ----------    -----------    -----------      -----------
        Total Assets.........................................  $1,852,457    $ 6,510,513    $  803,317       $ 9,166,287
                                                               ==========    ===========    ===========      ===========

                                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Current Maturities of Long-Term Debt.......................  $  19,055              --                     $    19,055
  Notes Payable..............................................    285,000              --    $3,556,322 (a)     5,025,789
                                                                                             1,481,467 (c)
                                                                                              (297,000) (n)
  Accounts Payable...........................................    173,070     $   290,660                         463,730
  Accrued Expenses...........................................     25,952              --                          25,952
  Accrued Taxes..............................................     26,673              --                          26,673
  Accrual for Duplicate Facilities & Relocation..............         --              --        10,000 (d)        10,000
  Dividend payable...........................................         --         303,452      (303,452) (b)           --
  Current portion of ESOP debt...............................         --          12,574       (12,574) (f)           --
  Gas Imbalances and Other...................................     51,045         197,808       (37,700) (g)      211,153
  Interest Payable to Affiliates.............................         --          82,867       (82,867) (c)           --
                                                               ----------    -----------    -----------      -----------
                                                                 580,795         887,361     4,314,196         5,782,352
Deferred Liabilities, Credits and Reserves:
  Deferred Income Taxes......................................    131,567       1,690,440       (92,579) (d)    1,698,038
                                                                                               (31,390) (e)
  Other......................................................     26,628         238,346                         264,974
                                                               ----------    -----------    -----------      -----------
                                                                 158,195       1,928,786      (123,969)        1,963,012
ESOP debt....................................................         --       1,386,026    (1,386,026) (f)
Long-Term Debt...............................................    410,498       1,600,000    (1,600,000) (i)      410,498
K N-Obligated Mandatorily Redeemable Capital
Trust Pass-through Securities of Subsidiary Trust............    100,000              --       300,000 (n)       400,000
Minority Interests in Equity of Subsidiaries.................     31,160           7,456                          38,616
Stockholders' Equity:
  Preferred Stock............................................      7,000              --                           7,000
  Common Stock...............................................    157,232              14           (14) (j)      157,232
  Additional Paid-in Capital.................................    252,030       1,970,375    (1,970,375) (j)      252,030
  Retained Earnings..........................................    166,099          89,497       (89,497) (j)      166,099
  Unearned ESOP shares.......................................         --      (1,359,002)    1,359,002 (j)            --
  Deferred Compensation......................................     (9,667)             --                          (9,667)
  Treasury Stock.............................................       (885)             --                            (885)
                                                               ----------    -----------    -----------      -----------
      Total Common Stockholders' Equity......................    564,809         700,884      (700,884)          564,809
                                                               ----------    -----------    -----------      -----------
      Total Stockholders' Equity.............................    571,809         700,884      (700,884)          571,809
                                                               ----------    -----------    -----------      -----------
        Total Liabilities and Stockholders' Equity...........  $1,852,457    $ 6,510,513    $  803,317       $ 9,166,287
                                                               ==========    ===========    ===========      ===========

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   HISTORICAL                     PRO FORMA
                                            -------------------------     --------------------------
                                            K N ENERGY       MIDCON       ADJUSTMENTS      COMBINED
                                            ----------     ----------     -----------     ----------
Operating Revenues......................... $1,443,174     $2,574,211                     $4,017,385
                                            ----------     ----------                     ----------
Operating Costs and Expenses:
  Gas Purchases and Other Costs of Sales...  1,062,062      1,981,235                      3,043,297
  Operations and Maintenance...............    175,778        108,347                        284,125
  Depreciation and Amortization............     51,212        177,511      $    (109)(k)     228,614
  Taxes, Other Than Income Taxes...........     19,321         46,226                         65,547
                                            ----------     ----------      ---------      ----------
          Total Operating Costs and
            Expenses.......................  1,308,373      2,313,319           (109)      3,621,583
                                            ----------     ----------      ---------      ----------
Operating Income...........................    134,801        260,892            109         395,802
                                            ----------     ----------      ---------      ----------
Other Income and (Deductions):
  Interest Expense.........................    (35,933)       (79,626)      (268,726)(l)    (384,285)
  Minority Interests.......................     (2,946)            --        (23,010)(n)     (25,956)
  Other, Net...............................      3,794         11,903         10,387(m)      109,900
                                                                              83,916(c)
                                                                                (100)(n)
                                            ----------     ----------      ---------      ----------
Total Other Income and (Deductions)........    (35,085)       (67,723)      (197,533)       (300,341)
                                            ----------     ----------      ---------      ----------
Income Before Income Taxes.................     99,716        193,169       (197,424)         95,461
Income Taxes...............................     35,897         76,684        (71,112)(h)      41,469
                                            ----------     ----------      ---------      ----------
Net Income.................................     63,819        116,485       (126,312)         53,992
Less -- Preferred Stock Dividends..........        398             --                            398
                                            ----------     ----------      ---------      ----------
Earnings Available For Common Stock........ $   63,421     $  116,485      $(126,312)     $   53,594
                                            ==========     ==========      =========      ==========
Earnings Per Common Share.................. $     2.14                                    $     1.81
Number of Shares Used in Computing Earnings
  Per Common Share.........................     29,624                                        29,624
Dividends Per Common Share................. $     1.05                                    $     1.05

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   HISTORICAL                     PRO FORMA
                                            -------------------------     --------------------------
                                            K N ENERGY       MIDCON       ADJUSTMENTS      COMBINED
                                            ----------     ----------     -----------     ----------
Operating Revenues......................... $1,362,457     $2,063,058                     $3,425,515
                                            ----------     ----------                     ----------
Operating Costs and Expenses:
  Gas Purchases and Other Costs of Sales...  1,060,884      1,684,980                      2,745,864
  Operations and Maintenance...............    146,109         77,853      $  (2,663)(f)     221,299
  Depreciation and Amortization............     41,101        110,924            (43)(k)     151,982
  Taxes, Other Than Income Taxes...........     18,144         23,087                         41,231
                                            ----------     ----------      ---------      ----------
          Total Operating Costs and
            Expenses.......................  1,266,238      1,896,844         (2,706)      3,160,376
                                            ----------     ----------      ---------      ----------
Operating Income...........................     96,219        166,214          2,706         265,139
                                            ----------     ----------      ---------      ----------
Other Income and (Deductions):
  Interest Expense.........................    (30,991)      (181,601)       (44,529)(l)    (267,001)
                                                                              (9,880)(m)
  Minority Interests.......................     (5,681)            --        (17,258)(n)     (22,939)
  Other, Net...............................     14,979         18,555          9,881(m)      106,277
                                                                              62,937(c)
                                                                                 (75)(n)
                                            ----------     ----------      ---------      ----------
Total Other Income and (Deductions)........    (21,693)      (163,046)         1,076        (183,663)
Income Before Income Taxes.................     74,526          3,168          3,782          81,476
Income Taxes...............................     25,488             87          1,346(h)       26,921
                                            ----------     ----------      ---------      ----------
Net Income.................................     49,038          3,081          2,436          54,555
Less -- Preferred Stock Dividends..........        263             --                            263
                                            ----------     ----------      ---------      ----------
Earnings Available For Common Stock........ $   48,775     $    3,081      $   2,436      $   54,292
                                            ==========     ==========      =========      ==========
Earnings Per Common Share.................. $     1.55                                    $     1.73
Number of Shares Used in Computing Earnings
  Per Common Share.........................     31,397                                        31,397
Dividends Per Common Share................. $     0.81                                    $     0.81

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

(a)  Acquisition debt is calculated based on the following assumptions:

                                                                               (THOUSANDS)
                                                                               ----------
       Cash Consideration to be Paid at Closing..............................  $2,104,000
       Government Securities Purchased as Collateral for Substitute Note, see
          Note(c)............................................................   1,481,467
       Transaction Costs.....................................................      60,000
     Less:
       MidCon Cash Balance at September 30, 1997.............................      (6,278)
                                                                               ----------
               Total Acquisition Debt........................................   3,639,189
                                                                               ----------
       Accrued interest allocated to Substitute Note.........................     (82,867)
                                                                               ----------
               Net Acquisition Debt..........................................  $3,556,322
                                                                               ==========

     The net acquisition debt, which will mature 364 days after draw-down, is shown as a current liability in the accompanying unaudited Pro Forma Condensed Balance Sheet, although it is currently K N's intention to refinance a significant portion of the acquisition debt through the issuance of debt and equity securities.

(b) Gives pro forma effect to the January 1, 1998 dividend by MidCon to a subsidiary of Occidental Petroleum Corporation of MidCon's 49% interest in a limited partnership which owns MidCon Texas Pipeline Corp.

(c) In accordance with the terms of the Agreement, K N will issue the Substitute Note to Occidental for the total of the principal due on the ESOP Note ($1,398,600,000) plus interest accrued to date of closing on the ESOP Note ($82,867,000), estimated to total $1,481,467,000, bearing interest at an estimated 6.3%, maturing on January 1, 1999 and collateralized by a portfolio of U.S. Government securities purchased by K
     N. The portfolio of U.S. Government securities, contractually required to be held by K N until maturity of the Substitute Note, is estimated to generate interest income at 6.0%.

(d) The following preliminary allocation of purchase price to assets acquired and liabilities assumed reflects the assumption that current assets and current liabilities are carried at historical amounts which approximate their fair market value. The fair market value of property, plant and equipment includes a gas plant acquisition adjustment of approximately $3.7 billion which represents the excess of the estimated fair market value of MidCon's interstate pipeline assets over their recorded historical cost for regulatory purposes, which will be amortized over 35 years (approximately the estimated remaining life of MidCon's interstate pipeline assets).

                                                                              (THOUSANDS)
                                                                              -----------
     CALCULATION OF PURCHASE PRICE:
       Cash Consideration to be paid at Closing.............................  $ 2,104,000
       Note Payable to Occidental...........................................    1,481,467
       Transaction Costs....................................................       60,000
                                                                              -----------
               Total........................................................  $ 3,645,467
                                                                              ===========

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

                                                                              (THOUSANDS)
                                                                              -----------
     PRELIMINARY ALLOCATION OF PURCHASE PRICE
       Cash and Cash Equivalents............................................  $     6,278
       Restricted Deposits..................................................       30,678
       Accounts Receivable..................................................      448,916
       Materials and Supplies...............................................       11,320
       Gas in Underground Storage...........................................       73,312
       Other Prepaid Expenses...............................................        3,771
       Gas Imbalances and Other.............................................       91,315
       Investments..........................................................       53,498
       Deferred Charges and Other Assets....................................       24,972
       Property, Plant and Equipment, Net(*)................................    5,174,448
       Accounts Payable.....................................................     (290,660)
       Gas Imbalances and Other.............................................     (160,108)
       Deferred Income Taxes................................................   (1,566,471)
       Other Non-Current Liabilities........................................     (238,346)
       Accrual for Duplicate Facilities and Relocation......................      (10,000)
       Minority Interest in Unconsolidated Subsidiaries.....................       (7,456)
                                                                              -----------
               Total........................................................  $ 3,645,467
                                                                               ==========

       (*) The fair market value assigned by K N, inclusive of the gas plant acquisition adjustment, is less than MidCon's historical book value (which included a gas plant acquisition adjustment of approximately $3.9 billion) by approximately $257.2 million.

   (e) To eliminate the receivable and corresponding deferred taxes associated with deferred intercompany gains which will be settled at closing of the Acquisition.

   (f) Gives pro forma effect to the termination of MidCon's Employee Stock Ownership Plan instituted in November 1996, including cancellation of the related debt and removal of the associated administrative expenses.

   (g) Represents the elimination of the deferred net gain recorded in conjunction with MidCon's postretirement benefit plan.

   (h) Represents the tax effect at the effective rate for all pre-tax pro forma adjustments not representing permanent book/tax differences.

   (i) Gives pro forma effect to the elimination of MidCon's long-term payable to Occidental recorded in conjunction with a November 30, 1996 dividend declaration of $1.6 billion.

   (j) Represents the elimination of the historical equity balances of MidCon.

   (k) The pro forma adjustments to Depreciation and Amortization consist of the following:

                                                        (THOUSANDS)
                                                        -----------
Year Ended December 31, 1996
  Elimination of MidCon's Historical Depreciation and,
     exclusive of depreciation on MidCon Texas Pipeline
     Corp., see Note (b)...............................  $ (147,950)
  K N's Recomputed Depreciation and Amortization, see
     Note (d)..........................................     147,841
                                                         ----------
          Total........................................  $     (109)
                                                         ==========
Nine Months Ended September 30, 1997
  Elimination of MidCon's Historical Depreciation and
     Amortization......................................  $ (110,924)
  K N's Recomputed Depreciation and Amortization, see
     Note (d)..........................................     110,881
                                                         ----------
          Total........................................  $      (43)
                                                         ==========

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

(l)   The pro forma adjustments to Interest Expense consist of the following:

                                                                               (THOUSANDS)
                                                                               -----------
     Year Ended December 31, 1996
       Elimination of MidCon's Historical Interest Expense on its ESOP debt...  $ (12,584)
       Elimination of MidCon's Historical Interest Expense on its $1.6 billion
          Payable to Occidental...............................................    (16,502)
       Elimination of interest expense due to the reduction in short-term debt resulting from the application of the net proceeds of the Capital
          Securities, see Note (n)............................................    (17,850)
       Interest Expense on Acquisition Debt at 6.36%(*) weighted average rate,
          see Note (c)                                                            226,152
       Interest Expense at 6.4% on incremental debt required to purchase
          government securities...............................................     89,510
                                                                                ---------
               Total                                                            $ 268,726
                                                                                =========
     Nine Months Ended September 30, 1997
       Elimination of MidCon's Historical Interest Expense on its ESOP debt...  $ (82,867)
       Elimination of MidCon's Historical Interest Expense on its $1.6 billion
          Payable to Occidental...............................................    (96,117)
       Elimination of interest expense due to the reduction in short-term debt resulting from the application of the net proceeds of the Capital
          Securities, see Note (n)............................................    (13,254)
       Interest Expense on Acquisition Debt at 6.36%(*) weighted average rate,
          see Note (a)........................................................    169,614
       Interest Expense at 6.4% on incremental debt (exclusive of accrued
          interest of $82,867) required to purchase government securities.....     67,133
       Interest Expense on ESOP Administration................................         19
                                                                                ---------
               Total..........................................................  $  44,528
                                                                                =========

       (*) For purposes of the unaudited pro forma combined condensed financial statements, the annual weighted average interest rate on the acquisition debt is assumed to be 6.36%. A 1% change in the interest rate on the acquisition debt would change annual interest expense by approximately $35.6 million for the year ended December 31, 1996 and interest expense for the nine-months ended September 30, 1997 by approximately $26.7 million. The acquisition debt is expected to be obtained from a syndicate of commercial banks. K N believes that the interest rate assumed is appropriate under current market conditions for a BBB credit obligation, although it may differ from the rate actually obtained at the time the funds are borrowed.

(m) To eliminate facility fees (and, in the nine months ended September 30, 1997, interest income) associated with MidCon's participation in a sale of receivables facility, which participation will terminate concurrently with closing of the Acquisition.

(n) Gives pro forma effect to the issuance of the Capital Securities ($297 million after reduction for an estimated underwriting discount of $3.0 million) and the application of the net proceeds to reduce short-term borrowings, see Note (l).